SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

     Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement   [  ] Confidential, for Use
[ x ]  Definitive Proxy Statement         of the Commission Only
[   ]  Definitive Additional Materials    (as permitted by Rule
[   ]  Soliciting Material Pursuant to    14a-6(e)(2))
       section 240.14a-11(c) or section 240.14a-12

                         Recoton Corporation


         (Name of Registrant as Specified in Its Charter)




(Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       or 14a-6(i)(2) on Item 22(a)(2) of Schedule 14A.[FN]
[   ]  $500 per each party to the controversy pursuant to
       Exchange Act Rule 14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction
        applies:
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        applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:



[   ]  Check box if any part of the fee is offset as provided by
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____________________________
<F1>   No fee is being paid since a fee was paid upon filing of
initial preliminary solicitation material

RECOTONR                   RECOTON CORPORATION
                           2950 Lake Emma Road
                           Lake Mary, Florida 32746

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation (the "Company"), which will be held in the Conference Room, 3rd Floor of Chemical Bank, 270 Park Avenue, New York, New York on Monday, June 19, 1995 at 2:00 p.m., for the following purposes:

      (1) To elect three directors for a term of three years;

      (2) To consider and vote on an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 25,000,000 shares;

      (3) To consider and vote on an amendment to the Certificate of Incorporation to authorize a new class of 10,000,000 shares of Series Preferred
           Stock with such terms as the Board of Directors may, from time to time, determine;

      (4) To consider and vote on an amendment of the Company's 1991 Stock Option Plan to increase the number of shares authorized for grant to 2,500,000 and to adopt certain changes required by recent revisions in the Federal tax laws;

      (5)  To ratify the appointment of Cornick, Garber &
           Sandler, LLP as independent auditors of the Company for the fiscal year ending December 31, 1995; and

      (6) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of record at the close of business on May 3, 1995 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

      It is important that your shares be represented at the annual meeting regardless of the size of your holdings. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.


                      By Order of the Board of Directors

                      Stuart Mont
                      Executive Vice President-
                      Operations, Chief Operating
                      Officer, Chief Financial Officer
                      and Secretary

May 17, 1995

RECOTONR                          Recoton Corporation
                                 2950 Lake Emma Road
                            Lake Mary, Florida 32746


             ANNUAL MEETING OF SHAREHOLDERS

                  June 19, 1995


                 PROXY STATEMENT


                  INTRODUCTION

      The 1995 Annual Meeting (the "Annual Meeting") of
Recoton Corporation (the "Company" or "Recoton") will be held on Monday, June 19, 1995, for the purposes set forth in the attached Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment thereof.

      EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING. If a shareholder attends and votes by ballot at the Annual Meeting, that vote will cancel any proxy vote previously given. Additionally, a shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving a valid proxy bearing a later date. The accompanying form of proxy properly signed and returned to the Company will be voted in accordance with the instructions thereon. Each such proxy may be revoked at any time prior to the time it is voted at the Annual Meeting by giving notice thereof in writing to the Secretary of the Company.

      This Proxy Statement, the accompanying form of proxy and the Notice of Annual Meeting are first being sent or given to shareholders of the Company (the "Shareholders") on or about
May 17, 1995.

          SHARES OUTSTANDING AND VOTING RIGHTS

      The securities entitled to vote at the Annual Meeting consist of shares of Common Stock, $.20 par value per share, of the Company (the "Common Stock"), each of which entitles the holder to one vote. Only holders of Common Stock of record at the close of business on May 3, 1995 are entitled to vote at the Annual Meeting or any adjournments thereof. On April 19, 1995, there were 10,680,606 shares of Common Stock outstanding. To the knowledge of the Company, no person owned beneficially more than 5% of the outstanding shares of Common Stock except as otherwise on pages 13-14.

      Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law ("BCL"), any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by the BCL or the Company's Certificate of Incorporation with respect to a specific proposal, and the three nominees for Director receiving the highest number of votes will be elected as Directors. For purposes of determining whether a proposal has received a majority of the votes cast, where a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum. Where, however, the BCL requires the approval of a majority of outstanding shares for passage of a proposal (as is the case in Proposals II and III to amend the Company's Certificate of Incorporation), a abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal. Furthermore, due to the requirements imposed by Federal securities laws, approval of Proposal IV to amend the Company's 1991 Stock Option Plan must be the holders of a majority of the shares present at the meeting and entitled to vote (whether or not voted) and, accordingly, a abstention or broker non-vote will have the same practical effect as a vote cast against the proposal.


                      PROPOSAL I

                  ELECTION OF DIRECTORS

      The ten directors of the Company are divided into classes having staggered terms of three years. At the Annual Meeting, three persons are to be elected, each for a three-year term expiring in 1998. It is intended that the persons named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring in 1998 (or for substitute nominees in the event of contingencies not known at present) unless the Shareholders submitting proxies specify otherwise. The other directors will continue in office for the remainder of their respective terms as indicated below.

      Each of the nominees named below has served as a director during the fiscal year ended December 31,1994. Certain data with respect to each nominee and each director follows. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.

      The Board of Directors unanimously recommends that Shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 1998. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the sire of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the tune of the Annual Meeting.

Name And Position         Business Experience
With The Company          Directorship And Age

           Nominees For Terms Expiring In 1998

Irwin S. Friedman         Director of Recoton since 1982.
  Director                President, Chief Executive Office
                          and principal shareholder of I.
                          Friedman Equities, Inc., a
                          corporate financial consulting
                          firm, for more than the past five
                          years.
                          Age: 61


Joseph M. Idy             Director of Recoton since 1990.
  Director                Stockbroker and money manager at
                          Paine Webber, Inc. (Senior Vice
                          President since 1989) for more than
                          the past five years.  Age 54

Joseph H. Massot          Director of Recoton since 1985.
  Principal Accounting    Controller and Assistant Treasurer
  Officer, Vice           from 1978 until 1989, Principal
  President, Treasurer,   Accounting Officer, Vice President
  Assistant Secretary     and Treasurer since 1989 and
  and Director            Assistant Secretary since 1983.
                          Age 50

          Directors Whose Terms Expire In 1997

Herbert H. Borchardt      Director of Recoton since 1945.
  Co-Chairman, Co-Chief   Chairman and Chief Executive
  Executive Officer and   Officer from 1976 until 1992 and
  Director                Co-Chairman and Co-Chief Executive
                          Officer since 1992.  Age: 89

Peter Wish                Director of Recoton since 1969.
  Executive Vice          Executive Vice President from 1976
  President-              until 1992 and Executive Vice
  Administration          President-Administration since
  and Director            1992.  Age: 59

Ronald E. McPherson       Director of Recoton since 1969.
  Director                Until his retirement in January
                          1989, Vice President and Secretary
                          since prior to 1990.  Age 65

          Directors Whose Terms Expire In 1996

Robert L. Borchardt       Director of Recoton since 1964.
   Co-Chairman,           President of the Company since
   President, Co-Chief    1976, Chief Operating Officer from
   Executive Officer and  1976 to December 1993 and Co-
   Director               Chairman and Co-Chief Executive
                          Officer since 1992.  Age: 57

Stuart Mont               Director of Recoton since 1975.
  Executive Vice          President and Treasurer from
  President-Operations,   prior to 1987 until 1989, Senior
  Chief Operating         Vice President from 1989 until June
  Officer, Secretary and  1992, Secretary since 1989,
  Director                Executive Vice President-Operations
                          since June 1992, Chief Financial
                          Officer since June 1992 and Chief
                          Operating Officer since December
                          1993.  Age 54

George Calvi              Director of Recoton since 1984.
  Executive Vice          President from 1978 until
  President-Sales and     1988, Senior Vice President-Sales
  Marketing and Director  and Marketing from 1988 until 1992 and Executive Vice President-Sales
                          and Marketing since 1992.  Age: 44
Stephen Bender            Director of Recoton since June
  President of the Ambico 1993.  President of Ambico, Inc.
  Division                for more than the past five years
                          until its merger into the company
                          in December 1992; President of the
                          Ambico Division since such merger
                          Age: 57.

Robert L. Borchardt may be deemed to be a control person of Recoton; Robert L. Borchardt is the son of Herbert H. Borchardt.

Board Committees

      The Board has standing Compensation and Audit
Committees but does not have any nominating committee. It also appoints the members of committees constituted under stock compensation plans.

      Compensation Committee. The Compensation Committee, composed of Messrs. Friedman, Idy and McPherson (none of whom is an employee of the Company), met once in 1994. Its function is to review compensation issues; approve salaries and review benefit programs for the executive officers; review and recommend incentive compensation (including stock compensation) plans; and approve any employment contracts with, or other contractual benefits for, executive officers. The committee was formed in June of 1993.

      Audit Committee. The audit committee, composed of Messrs. Bender, Friedman, Idy and McPherson (of whom only Mr. Bender is a employee of the Company), met once in 1994. It performs activities, and reviews and makes recommendations, relating to the accounting controls, audit and financial statements of the Company.

      Committees Under Stock Compensation Plans. In 1994
Messrs. H. Borchardt and Idy were appointed by the Board of Directors as the Company's Stock Option Committee and the Company's Stock Bonus Committee. The Stock Option Committee, which makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation 1982 Stock Option Plan, Nonqualified Stock Option Plan and 1991 Stock Option Plan, met five tunes during 1994. The Stock Bonus Committee, which makes awards under, prescribes rules for and interprets the provision of the Recoton Corporation Stock Bonus Plan, met once in 1994.

Compensation Of Directors; Attendance

      During 1994, none of the directors who are officers of the Company received any compensation in addition to his regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. Each of the directors who are not officers of the Company received an annual retainer of $4,000 in 1994 and was reimbursed for expenses, if any, incurred in attending meetings. (See "Certain Relationships and Related Transactions" for payments to a company affiliated with a director for services other than as a director.)

      The Board of Directors held eight meetings during the fiscal year ended December 31,1994. All of the directors except Ronald McPherson attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 1994.

                 Executive Compensation

Report Of The Compensation Committee And Stock Option Committee
On Compensation Of Executive Officers Of The Company<F1>

[FN] This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Compensation Philosophy

      The philosophy of the Company's executive compensation has been to provide competitive levels of compensation, reward above average overall corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified management. The Company does not determine compensation based on rigid formulas, fixed targets or weighting of specific criteria. Due to the relatively small number of Company employees and the level of interinvolvement between staff and management, compensation of non-union employees, including the Co-CEO/President and the other executive officers of the Company, is based on management's and the Compensation Committee's subjective informal assessment of each employee's performance in light of over-all Company performance.

      Base Salaries

      Base salary compensation is determined by the potential impact the executive officer has on the Company, the skills and experience required by the position and the level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year as the employee assumes greater levels of responsibility in the Company and to keep pace with inflation. Increases for 1994 reflect both such factors.

      Incentive Compensation

      Annual incentive compensation is based primarily on corporate operating earnings, but also includes an overall assessment by management and the Committee of each executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, a informal review of the individual's contributions in areas such as leadership, decision making and financial and general management. In fixing incentive compensation in 1993 and 1994, the Committee took particular note of management's success over the past few years in increasing the Company's revenues and profits to record levels.

      Prior to 1992, the Company hand historically used cash as this form of compensation. However, with respect to incentive compensation for 1992, the Company used both cash and the issuance of treasury stock as compensation. Cash only was used as incentive compensation with respect to 1993, however, arising from the fact that the Company was in the process of registering stock for public sale. While no stock bonuses were granted in 1994, and options were granted to only a few employees in 1994, a significant round of options were grated in early 1995 in recognition of 1994 services (see further discussion below). It is anticipated that incentive compensation for 1995 and succeeding years will be made in both cash and stock, either pursuant to stock bonus grants or grants of stock options. The primary factor in determining incentive compensation for the executive officers with respect to 1994 was the continuing increase in net sales and net earnings of the Company.

      Stock Options

      The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package, reward them for their contribution to the Company's longterm share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and to each employee who has worked for the Company a minimum of five years. As noted above, a series of options were granted to appropriate Company employees in 1995 in recognition of 1994 services and financial results; options granted to named executive officers were as follows: Robert Borchardt: 150,000 shares; Stuart Mont: 20,000 shares; Peter Wish: 10,000 shares; George Calvi: 10,000 shares; and Dennis Wherry: 10,000 shares.

      In 1994 options were granted on 150,000 shares to the Company's President in recognition of his valued services to the Company over the preceding years; options were also granted to certain newly-hired officers and to one officer in satisfaction of obligations pursuant to an acquisition agreement. The options granted in 1994 were not generally awarded with respect to 1993 services but were rather awarded to individual optionees for specific reasons, as noted above. While the Stock Option Committee was aware that the Co-CEO/President hand unexercised stock options from years prior, such prior grants were not a significant factor in determining the amount of 1994 grants. Rather, the Stock Option Committee noted that the Co-CEO/President hand not received any stock options since 1991 (while other executive employees hand received a round of option grants in 1993) and that in the interim period the Company's earnings and profits hand increased due in large part to the Co-CEO/President's efforts on the Company's behalf and also felt that the grant of additional options would serve as further incentive for continued efforts on the Company's behalf by the Co-CEO/President.

      All options granted have an option price that is not less than the fair market value of the stock on the date of grant, with the exception of certain nonqualifled options issued to an officer in satisfaction of obligations under an acquisition agreement which are issued at the fair market value as of the end of the prior fiscal year. The terms of the options and the dates after which they become exercisable are established by the Stock Option Committee, subject to plan terms. The Board feels that stock ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

      Chief Executive Officers' Compensation

      Mr. Herbert H. Borchardt, Co-Chief Executive Officer and Co-Chairman of the Board, is being compensated pursuant to an employment agreement entered into in 1987 which provides for base compensation which is to be adjusted annually to reflect changes in the consumer price index ($205,000 effective 1995). His compensation package includes a provision for an annual payment ($171,000 effective 1995) when he ceases in his role of Co-Chairman. Mr. Herbert Borchardt is the only executive officer who has an employment agreement. The initial salary level (and corresponding level of payment if Mr. Herbert Borchardt were to become a consultant) was based on negotiation between the Company and the employee and approximates the salary level which the employee was receiving at the time of entering into the employment agreement and does not vary based on the Company's performance.

      Mr. Robert L. Borchardt, Co-Chief Executive Officer, Co-Chairman of the Board and President, is compensated in a similar way as the other executive officers, namely, base salary, incentive compensation and stock options. The Committee evaluates Mr. Borchardt's performance relative to the Company's financial performance including but not limited to sales, earnings and net worth. The Committee has taken specific note of Mr. R. Borchardt's role in the Company's success over the past few years in increasing the Company's revenues and profits to record levels. As is the case with all compensation paid to executive officers, the compensation of the Co-CEO/President is not determined by any rigid formula or weighting of varying factors but is determined on a subjective basis. The cash compensation of the Co-CEO,'President did not increase between 1993 and 1994. As noted above, however, the Co-CEO/President did receive a significant number of options in 1994 and in 1995 instead of an increase in the level of his cash bonus in each year, to reflect the CO-CEO,'President's substantial efforts in helping to produce the increases in the Company's earnings and profits since 1991, when he was last granted options.

      Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction beginning in 1994 to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Internal Revenue Service, however, has not yet released final rules implementing the provisions of this statute. In this regard, the Committee must determine whether any actions with respect to this new limit should be taken by the Company. No executive officer's non-deferred cash compensation was in excess of $1,000,000 in 1994 and, at this tune, it is not anticipated that any executive officer of the Company will receive any such cash compensation significantly in excess of this limit during 1995. Therefore, during 1994 the Committee did not take any action to comply with the new limit. Options granted under the Company's 1991 Stock Option Plan qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

      Conclusion

      The Committee believes the current compensation structure (namely, base salaries, incentive compensation in the form of cash and stock bonuses and the granting of stock options) has appropriately compensated its officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.


                      Respectfully submitted,

                      For the Compensation Committee:

                           Irwin S. Friedman
                           Joseph M. Idy
                           Ronald E. McPherson

                      For the Stock Option Committee:

                           Herbert H. Borchardt
                           Joseph M. Idy

Compensation Committee Interlocks and Insider Participation

      Other than Herbert H. Borchardt, who is a member of the Stock Option Committee, no members of the Company's Compensation Committee and Stock Option Committees are employed by the Company. Mr. McPherson was an officer and employee of the Company until 1989 and was retained by the Company through December 31,1993 and a company of which Mr. Friedman is principal is currently under retainer by the Company (see "Certain Relationships and Related Transactions"). No director of the Company served, during the last completed fiscal year, as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

Compensation Tables

     This section of the Proxy Statement discloses fiscal 1994 plan and non-plan compensation awarded or paid to, or earned by, the Company's Co-Chief Executive Officers ("CEOs") and, of the Company's other executive officers at December 31, 1994, each of the four persons who were most highly compensated in fiscal 1994 (to the extent salary and bonuses exceeded $100,000) (together, these six persons are sometimes referred to as the "Named Executives").

               Summary Compensation Table

     The following table contains compensation data for the Named Executives for the past three fiscal years:

                                                                             Long-Term
                                                                           Compensation

                              Annual Compensation                                       Awards         Payouts

                                                               Other      Restricted    Securities               All Other
Name and                                                       Annual       Stock       Underlying     LTIP      Compen-
Principal                     Salary       Bonus($)2        Compensation   Awards        Options       Payouts   sation
Position           Year        ($)1                            ($)3          ($)           (#)4          ($)        ($)5

Robert L.          1994       $798,950      $250,000             --          --          150,000         --        $18,143
 Borchardt, Co-    1993        799,335       250,000             --          --             --           --         22,362
 Chairman, Co-     1992        655,373       150,000             --          --             --           --         16,502
 CEO and
 President

Herbert H.         1994        197,454         --                --          --             --           --         10,207
 Borchardt,        1993        191,703         --                --          --             --           --         17,196
 Co-Chairman       1992        186,119         --                --          --             --           --         13,544
 and Co-CEO

Stuart Mont,       1994        142,237       140,000             --          --             --           --         14,498
 Chief Operating   1993        132,127       125,000             --          --            22,500        --         19,436
 Officer &         1992        123,190        95,000             --          --             --           --          9,255
 Executive Vice
 President-
 Operations

Peter Wish,        1994        185,422       125,000             --          --             --           --          8,514
 Executive Vice    1993        174,510       110,000             --          --            22,500        --         13,726
 President-        1992        162,794        75,000             --          --             --           --         11,503
 Administration

George Calvi,      1994        157,675       125,000             --          --             --           --          6,917
 Executive Vice    1993        143,696       110,000             --          --            22,500        --          9,987
 President-Sales   1992        139,070        75,000             --          --             --           --         10,237
 and Marketing

Dennis Wherry,     1994        135,980        50,000             --          --             --           --          7,553
 Senior Vice       1993        109,980        45,000             --          --            11,250        --          7,916
 President-        1992        131,903        28,000             --          --             --           --         10,974
 Operations

1 Includes amounts allocated to the executive's deferred compensation account for each of 1994, 1993 and 1992 (Mr. R. Borchardt:
  $49,950, $45,400 and $39,755; Mr. Wish: $14,782, $15,180 and $11,024; and Mr. Calvi: $13,460, $9,556 and $10,913) (see "Employment
  Contracts and Changes-In-Control Arrangements" below).

2 Represents bonus awards determined for the performance year indicated but paid in the following year.  Includes the fair market value at the date of grant of stock bonuses under the Stock Bonus Plan awarded in March 1993 with respect to 1992 performance as follows:  Mr. Mont: $75,000; Mr. Wish: $60,000; Mr. Calvi: $55,000; and Mr. Wherry: $28,000.

3 The column "Other Annual Compensation" includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's salary and bonus for the year.

4 Numbers have been adjusted to reflect stock dividends

5 Includes for 1994, 1993 and 1992 respectively, (a) the vested portion of the Company's contribution for each such person pursuant to the Recoton Corporation Employees' Profit Sharing Plan (Mr. R. Borchardt: $6,368, $10,997 and $9,940; Mr. H. Borchardt: $5,650,
  $10,112 and $8,987; Mr. Mont: $6,489, $12,054 and $8,499; Mr. Wish: $6,489, $12,097 and $9,964; Mr. Calvi: $6,489, $9,701 and
  $9,962; and Mr. Wherry ($6,489, $6,957 and $10,887); (b) premiums paid by the Company for split dollar insurance arrangements (Mr.
  R. Borchardt: $8,850, $9,047 and $5,079); and (c) premiums paid by the Company for life insurance for the direct or indirect benefit of such person over $50,000 in principal amount (Mr. R. Borchardt:  $2,925,  $2,318 and $1,483; Mr. H. Borchardt: $4,557,
  $7,084 and $4,557; Mr. Mont: $1,210, $824 and $766; Mr. Wish: $2,025, $1,629 and $1,539; Mr. Calvi: $428, $286 and $275; and Mr.
  Wherry ($397, $209 and $87).  Includes for 1994 and 1993 the value of interest assumed by the Company on relocation and other loans for Messrs. Mont ($6,800 and $6,558) and Wherry ($667 and $750).

                  Option Grants In 1994

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during 1994 (the Company has not granted any stock appreciation rights -- "SARs"):

                                                                                              Potential Realizable
                                                                                              Value at Assumed Annual
                                                                                              Rates of Stock Price
                                                                                              Appreciation for
                                     Individual Grants                                        Option Term1
                                           Percent of
                         Number of           Total
                         Securities         Options
                         Underlying        Granted to      Exercise
                         Options          Employees in     Price        Expiration
Name                    Granted (#)2       Fiscal Year     ($/Share)3    Date              5%($)       10%($)
Robert L. Borchardt        129,000            63.2%         $19.00         4/17/04       $1,541,421    $3,906,263
Robert L. Borchardt         21,000            10.3           20.90         4/17/99          121,260       267,953
Herbert H. Borchardt          -0-              NA             NA              NA               NA           NA
Stuart Mont                   -0-              NA             NA              NA               NA           NA
Peter Wish                    -0-              NA             NA              NA               NA           NA
George Calvi                  -0-              NA             NA              NA               NA           NA
Dennis Wherry                 -0-              NA             NA              NA               NA           NA

1 Executives may not sell or assign any stock grants, which have value only to the extent of stock price appreciation, which will benefit all shareholders commensurately. The amounts set forth are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. The
   Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

2 All of the noted options are exercisable in five equal annual installments, commencing on the first anniversary of the date of grant, except for 21,000 options which are exercisable in four equal annual cumulative installments.

3 The exercise price is equal to or higher than the fair market value of the Company's Common Stock on the date of the grant.

          Aggregated Option Exercises In 1994
             And 1994 Year-End Option Values

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1994 and unexercised options held at year-end (as noted above, the Company has no outstanding SARs) (all share numbers reflect the stock dividends distributed in December 1992, October 1993 and July 1994):

                                                           Number of                  Value of Unexercised
                                                      Securities Underlying            In-the-Money Options
                                                        Options at 12/31/94                at 12/31/94($)1

                            Shares        Value
                          Acquired on     Realize
Name                       Exercise (#)    ($)1      Exercisable    Unexercisable    Exercisable    Unexercisable
Robert L. Borchardt           -0-           NA          180,000         236,667        $2,835,241      $1,356,280
Herbert H. Borchardt          -0-           NA             NA              NA              NA              NA
Stuart Mont                   -0-           NA           53,567          27,601           857,901         232,397
Peter Wish                   4,801       $74,870          9,301          25,468            97,472         194,802
George Calvi                  -0-           NA           46,102          31,334           737,008         298,191
Dennis Wherry                 -0-           NA            2,250           9,000             9,368          37,470

1  Market value of underlying securities at exercise or year end, as applicable, minus the exercise price.  The per share closing sale price on the Nasdaq National Market on December 31, 1994 was $18.75.  1994 options grants are excluded since they were not in-the-money at year end.

Employment Contracts And Change-In-Control Arrangements

   General. The Company is party to various employment and consulting agreements with certain of the Named Executive Officers as described below. These agreements have been filed with the SEC as exhibits to the Company's periodic filings, to which all of the following descriptions are subject.

   Employment Agreement. On May 18, 1987, the Company entered into an employment agreement with Herbert H. Borchardt for a period equal to the life of Mr. Borchardt. The agreement provides that on the date Mr. Borchardt ceases to serve as Chief Executive Officer (including Co-Chief Executive Officer), he shall advise the Company regarding such business matters relating to the Company as the Board of Directors or any successor to the office of chief executive officer may reasonably request. Pursuant to the agreement, the Company shall pay Mr. Borchardt not less than $150,000 per annum while he is Chairman of the Board (including Co-Chairman) and not less than $125,000 per annum during his life when he is not Chairman of the Board (such sums being subject to increase based on changes in the consumer price index; for the year commencing January 1, 1995 the respective sums were approximately $205,000 and $171,000).

   Life Insurance. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the "Joint Owner") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on Robert Borchardt's life in the aggregate face amount of $2,500,000 the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owner. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and Trudi Borchardt 1994 Family Trust (the "1994 Borchardt Family Trust") and Robert L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Robert Borchardt and Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust.

   Deferred Compensation Agreements. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Robert L. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982, and Mr. Calvi and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1991.

   Change of Control Arrangement. Options granted under the Company's 1991 Stock Option Plan may include provisions accelerating the vesting schedule in the case of defined changes-in-control. Options granted to-date under such plan have included such provision.


         SHAREHOLDER RETURN PERFORMANCE PRESENTATION<F1>

 Set forth below is a line graph and chart comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock with the cumulative total return of the Russell 2000 Index (an index prepared by Frank Russell & Associates composed of companies listed on the New York and American Stock Exchanges and quoted on the Nasdaq Stock Exchange ("Nasdaq") by market capitalization beginning with the company which ranks 1001 and ending with the company rank of 3000) and a peer group for the period of five fiscal years commencing on December 31, 1989 and ending on December 31, 1994. The graph and chart assumes that the value of the investment in the Company's stock and for each index was $100 on December 31, 1989 and reflects reinvestment of dividends and market capitalization weighing. The dollar amounts indicated in the graph and chart are as of December 31 in each year indicated.

__________________________
[FN] This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

[THE PERFORMANCE GRAPH REQUIRED BY ITEM 401(1) OF REGULATION S-K
IS HEREBY PRESENTED IN TABULAR FORMAT AS FOLLOWS AND A PAPER
COPY IS BEING SUBMITTED SUPPLEMENTALLY TO THE CORPORATION'S
BRANCH CHIEF IN THE DIVISION OF CORPORATION FINANCE]

                                     Cumulative Total Return ($)
 Registrant/Index          1989   1990    1991    1992    1993    1994
 Recoton Corporation       $100     91     289     731    1139    1481
 Peer Group                 100     53      63     102     149     137
 Russell 2000               100     80     117     139     166     163

   The common stocks of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Ameriwood Industries International Corp., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp., Harman International Industries Inc., International Jensen Inc., Interactive Network Inc., Polk Audio Inc. and Zenith Electronics Corp. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Because of the Company's exclusive involvement in the consumer electronics accessory business and the fact that no other public companies are engaged in this business on an exclusive basis, no grouping could exactly mirror the Company's business. All of the companies included in the Company's peer group index are engaged in certain other businesses in which the Company is not engaged. Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

             SECURITIES OWNERSHIP OF CERTAIN
            BENEFICIAL HOLDERS AND MANAGEMENT

   The following table sets forth information, as of April 19, 1995, with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each Named Executive, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all executive officers and directors as a group.

                                                                  Amount and Nature of
                                                                 Beneficial Ownership(1)

 Name and Address of Beneficial Owner(2)                          Number       Percent
Robert L. Borchardt(3)  . . . . . . . . . . . . . . . . . . . . . 1,730,536     15.89%
Joshua B. Cahn, Irwin S. Friedman & Robert L. Borchardt
 as Trustees under an Agreement dated February 10, 1983
 for the benefit of Robert L. Borchardt, et al. (the
 "Borchardt Trust")(4) . . . . . . . . . . . . . . . . . . . . . .  546,666      5.12%
Oppenheimer Management Corporation(6). . . . . . . . . . . . . . .  634,000      5.94%
Stephen Bender(5). . . . . . . . . . . . . . . . . . . . . . . . .  289,945      2.69%
Herbert H. Borchardt . . . . . . . . . . . . . . . . . . . . . . .    2,499        *
George Calvi(5). . . . . . . . . . . . . . . . . . . . . . . . . .   75,910        *
Irwin S. Friedman(4)(5). . . . . . . . . . . . . . . . . . . . . .   44,999        *
Joseph M. Idy. . . . . . . . . . . . . . . . . . . . . . . . . . .    3,999        *
Ronald McPherson . . . . . . . . . . . . . . . . . . . . . . . . .   34,194        *
Joseph H. Massot(5). . . . . . . . . . . . . . . . . . . . . . . .   42,421        *
Stuart Mont(5) . . . . . . . . . . . . . . . . . . . . . . . . . .   63,786        *
Dennis Wherry(5) . . . . . . . . . . . . . . . . . . . . . . . . .    4,693        *
Peter Wish(5). . . . . . . . . . . . . . . . . . . . . . . . . . .   25,007        *
All directors and executive officers as a group (15 persons)(5). .2,355,438     21.08%

*    Less than 1%

(1) Except as described in the following notes, beneficial ownership assumes each person or group owns the shares directly and has sole voting and investment power with respect to such shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of outstanding options.

 (2) Except as otherwise noted below, the address of all persons is c/o Recoton Corporation, 2950 Lake Emma Road,
      Lake Mary, Florida 32746.  The address of Mr. Friedman is
      767 Fifth Avenue, 28th Floor, New York, New York 10153;
      the address of Mr. Idy is 440 Royal Palm Way, Palm Beach,
      Florida 33480; and the address of Mr. McPherson is 6519
      Sweet Maple Lane, Boca Raton, Florida 33433.

 (3) Includes 46,144 shares held by Mr. R. Borchardt as custodian for his minor child, 319,999 shares held by Mr. R. Borchardt as trustee for his children, 39,909 shares held by Mr. R. Borchardt's wife and 30,375 shares held by a family foundation of which Mr. R. Borchardt is a director. Mr. R. Borchardt disclaims beneficial ownership of the shares owned by his wife and the foundation. Also includes 546,666 shares held by the Borchardt Trust, of which Mr. R. Borchardt is a trustee and the beneficiary, the beneficial ownership of which shares may be attributable to Mr. R. Borchardt, 516,393 shares held by a revocable living trust of which Mr. R. Borchardt is the sole trustee, 19,999 shares held in an individual retirement account in Mr. R. Borchardt's name and 211,051 shares of Common Stock subject to stock options exercisable as of April 19, 1995 or within 60 days thereof.

 (4) Messrs. Cahn, Friedman and R. Borchardt share voting and investment power with respect to the shares held of record by the Borchardt Trust, of which Mr. R. Borchardt is the beneficiary. The number of shares shown as owned by Mr. Borchardt includes the shares owned by the Borchardt
      Trust; the number of shares shown as owned by Mr. Friedman does not include the shares owned by the Borchardt Trust.

        COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 1994 filing requirements were complied with except that a transaction by a foundation of which Robert Borchardt is a director which occurred on the last business day of a month was reported one month late on an amended Form 4.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During the fiscal year ended December 31, 1994, the Company paid a total of $56,000 to I. Friedman Equities, Inc. ("Equities"), of which Mr. Friedman, a director of the Company, is a principal shareholder. $6,000 of the payments were made for general financial consulting services rendered to the Company by Equities pursuant to a letter agreement, dated as of January 1, 1984, between the Company and Equities which provides that Equities shall render financial consulting services to the
Company for an annual fee of $6,000.   A $50,000 fee, determined
by arms-length bargaining between the parties, was paid to Equities for financial advisory services in connection with the Company's 1994 stock offering. The Company believes that the terms of the transactions between the Company and Equities were at least as favorable as could have been received from other sources.

   In connection with the consolidation of the Company's facilities to Lake Mary, Florida in 1993, the Company extended relocation loans to various employees. These loans bear interest at 5% per annum and have no specific due date, but are expected to be repaid when the borrower's New York area homes are sold. In April 1994 the Company extended a $150,000 loan, bearing interest at 5% per annum, to Stuart Mont, the Chief Operating Officer and a director of the Company. Through December 31, 1994 the Company has increased the compensation of such employees by amounts equal to the interest charged on such loans. The following are the directors and executive officers of the Company who received loans aggregating in excess of $60,000 outstanding at any time in 1994, their relationship with the Company, the maximum amount borrowed ($12,780 in loans to Craig Dykes were unrelated to the consolidation) and the outstanding balance as of April 19, 1995:

 Person         Relationship               Maximum          Current Balance

Craig Dykes    Vice President-              $235,000        $50,963
               Information Systems

Stuart Mont    Chief Operating Officer,      194,000           -0-
               Chief Financial Officer,
               Executive Vice President-
               Operations, Director

   The repayment of the loans to Mr. Mont referred to above was effected by Mr. Mont surrendering 11,896 shares of the Company's
Common Stock, which hand a market value at the date of surrender equal to the amount owed by Mr. Mont.

                   PROPOSAL II

      PROPOSAL TO INCREASE NUMBER OF SHARES OF COMMON STOCK

   The Company's Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 to 25,000,000, $.20 par value.

   Under the Company's current Certificate of Incorporation, there are 16,000,000 authorized shares of Common Stock, par value $.20 per share, of which 10,680,606 are outstanding as of April 19, 1995 and 1,128,011 are in treasury, leaving only a balance of 4,191,383 shares, of which 2,077,057 have already been reserved for issuance under stock option or stock bonus plans or agreements (3,043,724 if Proposal IV is approved), leaving 2,114,326 shares (1,147,659 if Proposal IV is approved) shares available for future issuance after the use of all reserved shares (in addition to the 1,128,011 treasury shares, which the Company can sell). Adoption of the proposed amendment would increase the number of shares of Common Stock available for future issuance to 11,114,326 shares. The additional shares of Common Stock for which authorization is sought would, if and when issued, have the same rights and privileges as the presently outstanding shares of Common Stock.

   The Company last increased its authorized shares in 1993, but subsequent to such increase the Company has declared two stock splits effected as stock dividends, one of which was a four-for-three split and one of which was a three-for-two split. In addition, the Company sold 1,740,000 shares in a public offering in 1994. Upon adoption of the proposed amendments, the Board of Directors would be authorized to issue additional shares of Common Stock at such time or times, to such persons and for such consideration as it may determine, except as may otherwise be required by law. Holders of the Company's stock do not have preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Purpose

   The purpose of increasing the number of authorized shares of Common Stock is to provide additional authorized capital stock which may be issued for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, stock splits, stock dividends or other distributions, future financings (including public offerings), acquisitions and employee benefit (including share compensation) plans. The increase in the number of shares of Common Stock authorized for issuance would enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders.

   As announced on April 26, 1995, the Company is forming a new subsidiary to develop and market speakers. In connection with the hiring of personnel and obtaining certain intellectual properties for that subsidiary, the Company may issue shares of Company stock to certain employees of such subsidiary over a five and one-half year time period. The number of shares to be issued would depend on the amount of pre-tax profits of the subsidiary and certain other conditions but would not in any event exceed shares having a market value of $4 million as of the date of issuance. Based on the closing price for Recoton stock on April 19, 1995 of $15 11/16, up to approximately 255,000 shares of Recoton common stock may be issued in connection with this transaction; the actual number of shares to be issued, however, will depend upon the pre-tax profits of the subsidiary and the stock price at the time of issuance.

   As announced on May 10, 1995, the Company has signed a letter of intent to acquire substantially all the assets of STD Holding Limited, a Hong Kong-based international manufacturer of multimedia and computer accessories, subject to a definitive purchase agreement and other conditions. While the terms of such acquisition have not been contractually agreed upon, it is understood that Recoton would have the right in its sole discretion to pay a portion of the purchase price using its Common Stock. the number of shares which would be issued, however, cannot be determined at this time.

   The Company has no other agreements to issue stock other than pursuant to the Company's existing stock option agreements or pursuant to options which the company may issue pursuant to existing stock option plans at times in the future in connection with certain prior acquisitions. The Company is, however, constantly evaluating potential acquisitions, some of which may entail the issuance of common stock. The Company has enough authorized but unissued, or treasury, shares available to effect the above-described transactions without the need to utilize the additional shares for which authorization is sought.

   Except as required by law or as a condition to continued inclusion on Nasdaq, or listing on any stock exchange on which the Company's stock may in the future be listed, it is unlikely that further approval from the shareholders would be sought for any issuance of the shares of Common Stock being authorized by this amendment. Nasdaq rules currently require shareholder approval as a condition of continued eligibility for designation as a National Market System security in several instances, including issuances of shares in acquisition transactions where the number of shares of outstanding Common Stock could increase by 20% or more.

   Although the decision of the Board of Directors to propose amendments increasing the number of shares authorized for issuance did not result from any effort by any person to accumulate the Company's stock or effect a change in control of the Company, one result of an increase may be to help the Board discourage or render more difficult a change in control. The additional shares could be used under certain circumstances to dilute the voting power of, create voting impediments for or otherwise frustrate the efforts of persons seeking to effect a takeover or gain control of the Company, whether or not the change of control is favored by a majority of unaffiliated shareholders. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. The issuance of any additional shares of Common Stock could also have the effect of diluting the equity of existing holders and the earnings per share of existing shares of stock.

Vote Required For Approval

   Approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting. There are no rights of appraisal or dissenter's rights which arise as a result of a vote on this issue.

   The Board of Directors unanimously recommends that the Shareholders vote For the approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 25,000,000.


                  PROPOSAL III

      PROPOSAL TO AUTHORIZE SERIES PREFERRED STOCK

      The Company's Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to authorize a new class of Series Preferred Stock, consisting of 10,000,000 shares, par value $1.00 per share. The Series Preferred Stock will be issuable from time to time in series with such series designations, number of shares in each series, relative rights, preferences and limitations as the Board of Directors may determine. Among the determinations to be made by the Board of Directors at the time each series is issued would be (a) dividend rights, including the dividend rate and whether dividends would be cumulative; (b)conversion rights, and the terms of any conversion; (c) voting rights, which might also include the right to elect a specified number of directors if dividends were not paid for a specified period of time; (d) liquidation rights, and whether there would be any preference with respect to such rights; and (e) redemption rights, and the terms of any redemption, including the establishment of a sinking fund. Holders of Series Preferred Stock will not have preemptive rights.

Purpose

      The Board of Directors believes that the authorization of Series Preferred Stock is in the best interests of the Company and its shareholders. Such action will provide greater flexibility to the Company in connection with possible future financings and acquisitions and will make such shares available for issuance without the delay and expense of calling a special meeting of stockholders to secure approval prior to issuing such shares. The Company is constantly evaluating potential acquisitions, some of which may entail the issuance of preferred stock, although it has no current commitments to issue such stock.

      Series Preferred Stock could be issued to effect a "Shareholder Rights Plan" (pursuant to which shares of Preferred Stock are issued to existing holders which have certain rights when another shareholder acquires a stated percentage of the Company's stock, which may have the effect of making the acquisition of such stock by the other shareholder less attractive) or under other circumstances that could make it more difficult, and thereby, discourage attempts to acquire control of the Company or remove incumbent management. The Company has authorized its counsel to explore whether a Shareholder Rights Plan should be considered if the Series Preferred Stock is authorized. The Company knows of no existing or contemplated takeover attempts. While no specific plan has been reviewed with management of the Company or its Board of Directors, any such Shareholder Rights Plan would probably be "triggered" when a person or group (an "Acquiring Person") acquires beneficial ownership of a fixed percentage (usually ranging from 10% to 30%) of the Company's outstanding common stock Almost all rights plans adopted in the last several years have contained so-called "flip-in" provisions, which enable the target company's stockholders (excluding the Acquiring Person) to purchase the target's common stock at a signIficant discount when the Acquiring Person acquires such fixed percentage, thereby substantially diluting the acquiror's interest. In addition to containing flip-in provisions, most rights plans contain a "flip-over" provision, triggered by a merger or a significant sale of assets in which the target company's stock either does not survive or is otherwise changed, which enables target company stockholders to purchase common stock of the "surviving corporation" at a similar discount.

      Shareholder Rights Plans are generally designed to give the Board of Directors of a target company increased flexibility to deal with unsolicited acquisition proposals. They do not prevent the Company from entering into a negotiated transaction, since the rights themselves would most likely be redeemable during a specIfied time period, which period is usually extendable by the Board (or, under certain circumstances, by only the continuing directors of the Board). The Board usually would have the power, with certain exceptions, to amend a Shareholder Rights Plan. In addition, the flip-in and flip-over provisions may be drafted to contain exceptions which would permit certain transactions (principally, offers for all outstanding stock of the Company which a majority of the Continuing Directors determines to be fair and in the best interests of the Company and its stockholders) and other activities to occur, notwithstanding the general provisions of the Shareholder Rights Plan.

      Rights plans have been developed for the purpose of deterring coercive takeover tactics and otherwise inducing persons interested in acquiring a company to negotiate with Its board and management. In particular, a rights plan is intended to achieve the following objectives:

       i) to reduce the risk of "two-tiered, front-end loaded" acquisitions which may coerce shareholders into tendering their stock to avoid the prospect of receiving less valuable "back-end" consideration (generally in the form of securities) in a later merger;

       ii) to reduce the risk of partial offers, which seek less than 100% control of a company and do not result in shareholders receiving a control premium for all of their stock;

       iii) to deter market accumulation through the open market and/or private purchase of stock, through which a raider may achieve effective control of a company without paying a fair control premIum to either selling or remaining shareholders;

       iv) to deter "greenmailers" or other accumulators who simply are Interested in having their stock re-purchased at a premium or in putting a company
             "into play"; and

       v) to enhance a board's bargaining power to deal with third party acquirors with a view to maximizing values for all shareholders.

      Rights plans do have limitations; they are not, for example, designed to deter a proxy contest for control of a company. Moreover, rights plans do not deter well-financed offers for all of the outstanding stock of a company, although they might have a chilling effect on some offers. Rights plans, however, have proven to be a useful tool in affording boards additional time to explore and assess alternatives which may provide greater value to shareholders in the context of such an unsolicited offer for all of a company's stock at a price which such boards determine is inadequate.

      Adoption of a Shareholders Rights Plans may make more difficult or discourage tender offers or other takeover attempts or accumulations of large blocks of stock and therefore may deprive shareholders of the opportunity to sell their shares at a higher market price which may result from any such attempted takeover or acquisition attempt. Any shareholder Rights Plan may tend to insulate current management against its possible removal in the event of a takeover bid. There may be other responses or reactions to the adoption of a Shareholders Rights Plan, many of which are difficult to foresee, including a negative reaction by the shareholders of the Company or the investment community in general. Such a reaction could have a negative impact on the Company's stock price.

      There can be no assurance that the Board of Directors of the Company will adopt a Shareholder Rights Plan or that any such plan would be as described above. The Board of Directors will consider the possible negative effects on the shareholders of the adoption of any Shareholder Rights Plan and the benefits of such a proposal at the time that it considers adoption of any such plan.

      The current Certificate of Incorporation and By-Laws of the Company includes other provisions which may have the effect of deterring takeovers of the Company. These are (i) classification of the Board of Directors into three separate classes, each of which has a three-year term, (ii) provisions requiring the vote of at least 80% of the voting power of the shares entitled to vote to remove a director for cause and (iii) provisions requiring approval by at least 80% of the voting power of outstanding shares for certain business combinations with any holder of 10% or more of the outstanding voting stock of the Company which either have not been approved by a vote of disinterested directors or which do not meet certain minimum price and procedural requirements. Management does not intend to propose any other measures which would have the intended effect of discouraging takeovers. As noted, however, with respect to Proposal I, an increase in the number of authorized shares of Common Stock may help the Board discourage or render more difficult a takeover.

Vote Required For Approval

      Approval of the amendment to the Company's Certificate of Incorporation to authorize the Series Preferred Stock will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Annual Meeting. There are no rights of appraisal or dissenter's rights which arise as a result of a vote on this issue.

      The Board of Directors unanimously recommends that the Shareholders vote For the approval of the amendment to the Company's Certificate of Incorporation to the authorize the Series Preferred Stock.


                   PROPOSAL IV

         AMENDMENT TO THE 1991 STOCK OPTION PLAN

      The Company's Board of Directors has unanimously approved a proposal to amend the Recoton Corporation 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares authorized for grant under the 1991 Plan by 966,667 shares, provide that the maximum number of shares which may be the subject of options granted to the Chief Executive Officer of the Company and to each of the other executive officers required to be named in the Company's proxy statement with respect to the preceding year pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during any calendar year may not exceed 250,000 and make certain other changes that are intended to comply with Section 162(m) of the Internal Revenue Code (the "Code"). The 1991 Plan was approved at the 1992 Annual Meeting of Shareholders. The amendment proposed to the 1991 Plan will be effective upon Shareholder approval. A copy of the amendment to the 1991 Plan is set forth in Annex II.

      The 1991 Plan currently conforms to the requirements under Rule 16b-3 under the Exchange Act and, accordingly, receipt of an option or exercise of the option is not considered a "purchase" of a security for purposes of the Federal security law, Section 16(b) of the Exchange Act, which states that "short-swing" profits (i.e., profits from a purchase and sale or a sale and purchase of an equity security of an issuer by a 10% shareholder, officer or director of the issuer within a six month period) inure to the issuer. If the grant of options under the 1991 Plan, or the acquisition of shares pursuant to the exercise of such an option, were not exempt from Section 16(b), transactions by a covered individual within a six month period prior to or following such grant or exercise may inadvertently result in a violation of Section 16(b) or the individual's ability to effect normal market transactions in the Company's stock which are not subject to potential abuse may be otherwise overly restricted. The exemption applies to grants and exercises of options; it does not apply to sales of option shares.

      The following is a summary of the principal provisions of the 1991 Plan as proposed to be amended.

Purpose

      The purpose of the 1991 Plan is to advance the interests of the Company and its shareholders by strengthening the ability of the Company and its subsidiaries to attract and retain persons of ability as key employees and to motivate such employees, upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend, to exercise their best efforts on behalf of the Company. The 1991 Plan replaced the 1982 Stock Option Plan, which lapsed (as to new grants) on March 31, 1992.

Shares Available Under The Plan

      The aggregate number of shares of Common Stock which may be the subject of options under the 1991 Plan before the change was 1,533,333 and after the change will be 2,500,000. Currently, options for 1,010,943 shares have been granted (of which 33,675 have been exercised and 150 have lapsed). Accordingly, 522,540 shares are currently available under the 1991 Plan for which future options may be granted and 1,489,207 shares will be available for future grant if the share Increase is approved. Pursuant to the amendment, the maximum number of shares of Common Stock which may be the subject of options granted to any of the proxy-named executives during any calendar year could not exceed 250,000.

      The number of shares subject to options granted under the 1991 Plan to date (including options previously exercised) to the Named Executives is as follows: Robert Borchardt: 433,333 shares; Stuart Mont: 55,834 shares; Peter Wish: 45,833 shares; George Calvi: 45,833 shares; and Dennis Wherry: 21,250 shares. All current executive officers as a group have been granted options under the 1991 Plan for a total of 697,165 shares. All employees as a group (excluding executive officers but including all current officers who are not executive officers) have been granted options under the 1991 Plan for a total of 313,778 shares. The Company made a round of stock option grants in February 1995 in respect of services performed by Company employees in 1994; while the Company intends to make similar grants in future years, as well as grants to new employees or certain specific employees in recognition of services or anticipated services, the Company has no plans at this time to issue options to any specific employees or classes of employees other than to satisfy the Company's obligations to issue shares to an officer pursuant to an employment agreement entered into in connection with a 1992 acquisition.

      On April 19, 1995 the closing price of the Common Stock, as reported on Nasdaq, was $15 11/16.

      If any option under the 1991 Plan shall expire or terminate without having been exercised in full the unpurchased shares subject to such option may again be made subject to options under the plan. Such number of shares is subject to adjustment resulting from stock dividends, split-ups, conversions, exchanges, reclassifications, or other substitutions of securities for the Common Stock Shares of Common Stock delivered under the 1991 Plan will be made available, at the discretion of the Stock Option Committee, either from authorized but unissued shares or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

Administration

      The 1991 Plan is administered by the Stock Option Committee (the "Committee"), which is appointed by the Company's Board of Directors and consists of not less than two and not more than five members of the Board of Directors whom are "disinterested persons" within the meaning of Rule 16b-3(d)(3) (as it may be amended from time to time) promulgated by the SEC under the Exchange Act. The Board may remove any member of the Committee at any time, with or without cause. Options are granted in the discretion of the Committee.

Types of Options to be Granted

      The Committee may grant under the 1991 Plan either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not satisfy Section 422 ("non-qualified stock options"), or both (see "Federal Income Tax Consequences" below). The 1991 Plan provides that the aggregate fair market value (determined as of the date of grant of an option) of the shares of Common Stock with respect to which incentive stock options granted to an individual (if such grant was made after January 1, 1987) under all incentive stock option plans of the Company are exercisable for the first time by a participant during any calendar year shall not exceed $100,000.

Eligibility and Conditions of Grant

      Persons eligible to receive options under the 1991 Plan are such key employees (including employees who are also directors) of the Company and Its subsidiaries as the Committee in its sole discretion may select. Options have been granted to 124 persons pursuant to the 1991 Plan who were employees at April 19, 1995. At such date, there were approximately 860 employees of the Company and its subsidiaries.

      The number of shares to be optioned to any employee under the 1991 Plan and the term, the exercise price and the vesting schedule thereof is determined by the Committee in its sole discretion (based upon the Committee's determination as to the contribution or anticipated contribution of the employee to the success of the Company), but in the case of incentive stock options the price shall not be less than the fair market value (110% of the fair market value for ten-percent shareholders) of a share of Common Stock on the date such option is granted, as determined in good faith by the Committee, and the option term must not exceed 10 years (five years in the case of ten-percent shareholders). Options and all rights thereunder are non-transferable and non-assignable by the holder, except to the extent that the estate of a deceased holder of an option may be permitted to exercise such option.

Exercise of Options

      Options shall be exercisable at such rate and times as are fixed by the Committee for each option. Options granted to officers, directors and ten-percent shareholders, however, may not be exercised until after six months from the date of grant. Notwithstanding the foregoing, all or any part of any remaining unexercised options granted to any person under the 1991 Plan may be exercised (a) immediately upon (but prior to the expiration of the term of the option) the holder's retirement from the Company on or after his or her 65th birthday,
(b)subject to the provisions of the 1991 Plan concerning termination of employment, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration or (d) with a few exceptions, if while the holder is employed by the Company there occurs the acquisition by a person or entity, or a group of persons or entities acting in conjunction, of more than 50% of the issued and outstanding shares of stock of the Company having ordinary voting power, or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or a merger or consolidation of the Company into or with any other company which results in the acquisition of the Company by a nonaffiliated entity, or any other event which would similarly constitute an acquisition of the Company by a non-affiliated entity.

Payment for and Issuance of Shares

      Payment for the shares purchased pursuant to the exercise of an option shall be made in full at the time of the exercise of the option either (a) in cash (or by check) or (b) if the particular option agreement so provides, by delivery of previously-owned shares of Common Stock (which previously-owned shares shall be valued at their fair market value as of the date of such exercise). Furthermore, payment for shares may be by delivery of an order to a broker to sell some or all of such shares and use the proceeds to pay for shares or any other method as the Committee may permit and which is set forth in the applicable option agreement. The 1991 Plan contains standard provisions to assure that any exercise of an option or the issuance of shares will comply with applicable securities and income tax withholding laws.

Effect of Termination of Employment

      All or any part of any option, to the extent unexercised, shall terminate upon the cessation or termination of the option holder's employment by the Company as follows: (a) immediately upon termination, if for cause (as determined by the Committee),
(b) within one year after termination, if for death or permanent disability or (c) within three months after termination, if for any reason other than termination for cause, death or permanent disability. In all events, however, unexercised options shall terminate on the expiration date set forth in the applicable option agreement.

Amendment and Termination of the Plan

      The Board of Directors may at any time amend, suspend or discontinue the 1991 Plan except that no amendment to the 1991 Plan can increase the number of shares for which options may be granted under the 1991 Plan or to any individual (except pursuant to the adjustment provisions described above) or change the class of persons to whom options may be granted without Shareholder approval, or permit the granting of options after October 22, 2001. In addition, no amendment can alter the terms and conditions of any option granted prior to the amendment, unless the holder consents to such amendment.

Federal Income Tax Consequences

      The following is a summary of certain Federal income tax consequences of participation in the 1991 Plan:

      Incentive Stock Options

      Under current law, an employee will not realize any taxable income upon the grant or exercise of incentive stock options. If the employee disposes of the Common Stock acquired upon the exercise of an incentive stock option at least two years after the date the option was granted and at least one year after the date the shares are issued or transferred to such person upon the exercise of an option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of the selling price for the Common Stock over the option exercise price, and the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If an employee disposes of the Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the option was granted, or prior to the expiration of one year from the date the Common Stock was transferred to such employee, any gain realized will be taxable at such time as follows: (1) as ordinary Income to the extent of the difference between the option exercise price and the lesser of (a) the fair market value of the Common Stock on the date the option was exercised or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period for the Common Stock at the time of disposition. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

      In general, the amount by which the fair market value of the Common Stock acquired upon the exercise of an incentive stock option exceeds the exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

      If an individual uses shares of Common Stock which such employee owns to pay, in whole or in part, the exercise price for optioned shares, (a) the individual's holding period for the newly issued shares of Common Stock equal in number to the shares of old Common Stock (the "exchanged shares") which were surrendered upon the exercise shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as the employee's basis in the surrendered shares and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in the additional shares received over and above the exchanged shares. However, if an employee tenders Common Stock acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously held Common Stock for purposes of the one-year (or two-year) holding period requirement applicable to such incentive stock option and such tender may be treated as a taxable exchange.

      Non-Qualified Options

      An employee will not recognize any income at the time a non-qualified stock option is granted. Generally, employees will recognize ordinary income at the time of the exercise of a non-qualified stock option in a total amount equal to: (1) In the case of options which the employee exercises by payment in cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which an employee exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the number of shares surrendered upon such exercise.

      If a director, officer or ten-percent shareholder receives shares pursuant to the exercise of a non-qualified stock option, pursuant to Section 83(c) of the Code such employee does not recognize any income until the date on which such employee can sell such shares at a profit without being subject to liability under Section 16(b) of the Exchange Act. Alternatively, a director, officer or principal shareholder who would not otherwise be subject to tax on the value of such employee's shares as of the date the shares are transferred to him or her can file, within 30 days after the shares are acquired by such employee, a written election pursuant to Section 83(b) of the Code to be taxed as of the date of acquisition.

      All Income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction for the amount taxable to an employee in the same year as those amounts are taxable to the employee. Shares issued upon the exercise of a non-qualified stock option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, an employee's holding period will commence from the date such shares are issued and such employee's basis in such shares will equal their fair market value as of that date. (The holding period of a director, officer or principal shareholder begins on the date on which such person recognizes income with respect to such shares, and such employee's basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares.) If an individual uses shares of Common Stock that such individual owns to exercise a non-qualified stock option, (a) the individual's holding period for the newly-issued shares equal in number to the exchanged shares shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as such individual's basis in the surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares.

      General

      An employee will be subject to wage withholding on the amount of ordinary income realized by such employee, as described above. The Company may require that the employee make funds available to the Company to satisfy the withholding requirements.

      Section 280G of the Code

      Section 280G of the Code provides that if an officer, shareholder or highly compensated individual receives a payment which is in the nature of compensation, and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to such person's average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. If any issuances of options under the 1991 Plan constitute excess parachute payments with respect to an employee then in addition to any income tax which would otherwise be owed on such payment, the employee will be subject to an excise tax equal to 20% of such excess payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such payment.

      Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an option within one year of the change in control or the acceleration of an option because of a change in control may be considered a parachute payment, in an amount equal to the value of the option or the value of the accelerated portion of the option, as the case may be. Pursuant to proposed regulations Issued by the Treasury Department under Section 280G, the acceleration of a non-qualified stock option because of a change in control is considered a parachute payment In an amount equal to the value of the accelerated portion of the option. Even if the grant of an option within one year of the change in control or the acceleration of an option is not a parachute payment for purposes of Section 280G, the exercise of an option granted within one year of the change in control or the exercise of the accelerated portion of an option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the option over the exercise price. Payments received for the cancellation of an option because of a change in control also may result in parachute payments.

      Section 162(m) of the Code

      Under Section 162(m) of the Code, effective January 1, 1994, publicly-held companies generally may not deduct compensation that exceeds $1 million to any proxy-named executive officer with respect to taxable year. Compensation which is performance-based (as defined in Section 162(m) and regulations thereunder), however, is not counted as subject to the deductibility limitations of Section 162(m). Options granted to-date under the 1991 Plan have been considered performance-based under certain "grandfather" provisions of Section 162(m) and related regulations but since the 1991 Plan is being amended to increase the number of shares eligible for grant it is necessary to also adopt certain other changes to the plan in order for the 1991 Plan to thereafter be considered performance-based. Accordingly, the amendment to the 1991 Plan is intended to qualify options to be granted which have an exercise price equal to or in excess of the fair market value of the Common Stock on the date of grant as performance-based compensation and, therefore, exempt from the limitations of
Section 162(m) assuming satisfaction of all other applicable requirements.

Vote Required For Approval

      Shareholder approval of the amendment to the 1991 Plan is required pursuant to the Code (as it relates to incentive stock options and to Section 162(m)), Rule 16b-3 under the Exchange
Act and the corporate laws of the State of New York

      Approval of the amendment to the 1991 Plan will require the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereon. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

      The Board of Directors unanimously recommends that the Shareholders vote For the approval of the amendment to the 1991
Stock Option Plan.

                       PROPOSAL V

                  SELECTION OF AUDITORS

      Action is to be taken at the Annual Meeting to ratify the selection of Cornick, Garber & Sandler, LLP, as independent auditors of the Company for the fiscal year ended December 31, 1995.

      Representatives of Cornick, Garber & Sandler, LLP, which has served as the Company's independent auditors since 1981, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement If they so desire.

      The Board of Directors unanimously recommends that the Shareholders vote for ratification of the selection of Cornick, Garber & Sandler, LLP, as the company's independent auditors.


        OTHER MATTERS TO COME BEFORE THE MEETING

      If any matter not described herein should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.


                EXPENSES OF SOLICITATION

      The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.


                 SHAREHOLDERS PROPOSALS

      Shareholders are hereby notified that if they intend to submit proposals for inclusion In the Company's proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 15, 1996.


                  FINANCIAL STATEMENTS

      Reference is made to the Consolidated Financial Statements of the Company (including the independent auditors' report thereon and the notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations which are hereby incorporated by reference from the 1994 Annual Report enclosed with this Proxy Statement.


                  MISCELLANEOUS

      Management knows of no other business to be presented at the Annual Meeting, but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.


      THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994. Such a written request is to be directed to Stuart Mont, Secretary, Recoton Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746.

                 By Order of the Board of Directors


                 Stuart Mont
                 Executive Vice President-Operations,
                 Chief Operating Officer, Chief
                  Financial Officer and Secretary


Lake Mary, Florida
May 17, 1995


                                         ANNEX I

        AMENDMENT TO THE COMPANY'S CERTIFICATE OF
      INCORPORATION TO BE IMPLEMENTED IF THE AUTHORIZATION
        OF SERIES PREFERRED STOCK AND INCREASE IN COMMON
           SHARES IS APPROVED BY SHAREHOLDERS


      Article 3 shall be amended to read in its entirety as follows:

      "3.   The aggregate number of shares which the
Corporation shall have the authority to issue is thirty five million (35,000,000), which are divided into ten million (10,000,000) Preferred Shares of a par value of $1.00 per share and twenty five million (25,000,000) Common Shares of a par value of $1.00 per share. The relative rights, preferences and limitations of the shares of each class are as follows:

             (a) The Preferred Shares authorized hereby may be issued (i) in such series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as the Board of Directors shall fix by resolution, and (ii) in such number of shares in each series as the Board of Directors shall fix by resolution provided that the aggregate number of all Preferred Shares issued does not exceed the number of Preferred Shares authorized hereby.

             (b) Holders of Common Shares shall be entitled to such dividend, liquidation and voting rights and privileges as are provided by the Business Corporation Law, subject to the rights of holders of Preferred Shares issued pursuant to paragraph (a) above,"

                                        ANNEX II

                            AMENDMENT

                             TO THE

             RECOTON CORPORATION 1991 STOCK OPTION PLAN

      WHEREAS, Recoton Corporation (the "Company") has adopted the Recoton Corporation 1991 Stock Option Plan (the "Plan"); and

      WHEREAS, Section 10 of the Plan permits the Board of Directors of the Company to amend the Plan; and

      WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

      NOW, THEREFORE, the Plan is hereby amended as follows:

        FIRST:   Paragraph 2 of the Plan is hereby amended,
in its entirety, to read as follows:

                 "2.  Number of Shares Available Under Plan.
      Options may be granted from time to time to key employees of either the Company or any Subsidiary (such recipients being hereafter referred to as "optionees") to purchase up to an aggregate of 2,500,000 shares of Common Stock ($.20 par value) of the Company (the "Common Stock") for all optionees and 2,500,000 such shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in paragraph 6). The maximum number of shares of Common Stock which may be the subject of Options granted to the Company's Chief Executive Officer (or any co-Chief Executive Officer) and to each of the other executive officers required to be named in the Company's proxy statement with respect to the preceding year pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934 as amended during any calendar year shall not exceed 250,000 (subject to adjustment as provided in paragraph 6). The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. If any Options granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted covering such shares; provided however. that with respect to any Option granted to any person who is a `covered employee' as defined in
      Section 162(m) of the Code that is canceled or as to which the exercise price is reduced, the number of shares of Common Stock subject to such Option shall continue to be counted, in accordance with said Section 162(m) and regulations promulgated thereunder, against the maximum number of shares which may be the subject of Options granted to such person."

        SECOND: The last sentence of Paragraph 10 of the Plan is hereby amended, in its entirety, to read as follows:

      "Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares issuable under Options or the number of shares which may be the subject of Options granted to any individual optionee, or change the class of persons to whom Options may be granted, shall be subject to the approval of the shareholders of the Corporation within one year of such amendment"

        THIRD: This Amendment shall become effective and in full force and effect upon its approval on or before April 2, 1996 by the holders of a majority of the shares of stock of the Company voting on the subject at any special or annual meeting of the shareholders of the Company.

        FOURTH: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this
Amendment to be duly executed by a duly authorized officer on
the ___ day of       , 1995.

            RECOTON CORPORATION


            By: _______________________
                 Name:
                 Title:

                       RECOTON CORPORATION

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                          June 19, 1995

          This Proxy is Solicited on Behalf of Recoton
                Corporation's Board of Directors

     The undersigned hereby appoints Stuart Mont and Peter M. Ildau and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Recoton Corporation, New York, New York to be held at Chemical Bank, 270 Park Avenue, New York, NY, on Monday, June 19, 1995 at 2:00 P.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If no directions are given, the proxy will be voted for the election of all listed nominees, in accordance with the Directors' recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o Chemical Bank, JAF Building, P.O. Box 3068, New York, NY 10016, so that your shares can be represented at the meeting.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON
REVERSE SIDE

     (Continued and to be signed on other side)

________________                   /X/ Please mark
    COMMON                              your votes
                                         as this


The Board of Directors recommends a vote FOR Items 1,2,3,4 and
5, each of which has been proposed by Recoton Corporation.

Proposal 1- ELECTION OF DIRECTORS
           Nominees: Irwin S. Friedman,          WITHHELD
                     Joseph H. Massot,      FOR   FOR ALL
                     Joseph M. Idy,         / /     / /

WITHHELD FOR: (Write that nominees' name
              in the space provided below).

                                        FOR   AGAINST  ABSTAIN
Proposal 2- APPROVAL OF INCREASE        / /     / /     / /
            IN COMMON STOCK

Proposal 3- APPROVAL OF PREFERRED       / /     / /     / /
            STOCK

Proposal 4- APPROVAL OF AMENDMENT       / /     / /     / /
            TO OPTION PLAN

Proposal 5- APPROVAL OF AUDITORS        / /     / /     / /

     I PLAN TO ATTEND THE MEETING                       / /


     COMMENTS/ADDRESS CHANGE
     Please mark this box if                            / /
     you have written comments/
     address change on the
     reverse side.

     Receipt of hereby acknowledged
     of the Recoton Corporation Notice
     of Meeting and Proxy Statement.




Signature(s) ___________________ Date ______________, 1995
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        Effective:  10/23/91
                                   Board Approval:  10/23/91
                             Shareholder Approval:   6/17/92
                                          Amended:   4/16/93
                             Shareholder Approval:   6/16/93


                     RECOTON CORPORATION
                   1991 STOCK OPTION PLAN


          1. PURPOSE. The purpose of this Plan is to provide a means whereby Recoton Corporation (the "Company") may, through the grant to employees of options to purchase the Company's Common Stock (as defined below), attract and retain persons of ability (including officers and directors who are also employees) of the Company and of any Subsidiary (as defined below), as key employees and motivate such employees to exert their best efforts on behalf of the Company and any Subsidiary. The Plan authorizes the grant to key employees of the Company of stock incentives in the form of (a) options to purchase shares of Common Stock of the Company under Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code") ("Incentive Options"); and (b) options to purchase shares of Common Stock of the Company which are not Incentive Options ("Nonqualified Options") (Incentive Options and Nonqualified Options granted under the Plan being referred to collectively as "Options").

          As used herein, the term "Subsidiary" shall mean any corporation which at the time of the granting of an Option qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 425(f) of the Code, or any similar provision hereinafter enacted.

          2.  NUMBER OF SHARES AVAILABLE UNDER PLAN.
Options may be granted by the Company from time to time to key employees of either the Company or any Subsidiary (such recipients being hereafter referred to as "optionees") to purchase up to an aggregate of 1,533,331[FN] shares of Common Stock ($.20 par value) of the Company (the "Common Stock") for all optionees and 1,533,331* such shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in paragraph 6). The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. If any Options granted under the Plan shall terminate, expire or be cancelled as to any shares, new Options may thereafter be granted covering such shares.

- --------------------
<F1>  Increased in 1992 by action of the Option Committee
pursuant to Section 6 of the Plan from 350,000 to 466,666 to reflect 33-1/3% stock dividend distributed in December 1992; increased from 466,666 to 766,666 by action of the Board of Directors on April 16, 1993 (approved by the shareholders at the 1993 Annual Meeting) and increased in 1993 by action of the Option Committee pursuant to Section 6 of the Plan from 766,666 to 1,022,221 to reflect the 33-1/3% stock dividend distributed in October 1993 and increased in 1994 by action of the Option Committee purusant to Section 6 of the Plan from 1,022,221 to 1,533,331 to reflect the 50% stock dividend distributed in July 1994.

          3.  ADMINISTRATION.  The Plan shall be
administered by a Stock Option Committee (the "Committee") consisting of not less than two nor more than five members appointed by the Board of Directors of the Company (the "Board"), each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2) under the Securities Exchange Act of 1934, as from time to time amended (the "Exchange Act"). The Board may at any time remove any member of the Committee with or without cause. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

          The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except as such action may be otherwise expressly reserved in the Plan to the Board. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, treat all or any portion of any period during which an optionee is on military leave or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such optionee by the Company or such Subsidiary, as the case may be, for the purpose of accrual of his rights under his Option. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

          The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

          No member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees, which fees may be advanced by the Company), or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the Certificate of Incorporation or By-Laws of the Company.

          4.  ELIGIBILITY AND AWARDS.  Subject to the
provisions of the Plan, the Committee shall have the power to (a) authorize the granting of Options; (b) determine and designate from time to time those employees of the Company or of any Subsidiary to whom Options are to be granted; provided, however, that no employee who owns, directly or indirectly, at the time the Option is granted to him, more than 10% of the total combined voting power of all classes of stock of the Company or of its Subsidiaries shall be eligible to receive any Incentive Option under the Plan except as may be permitted by Section 422A of the Code; (c) determine the number of shares subject to each Option; (d) determine whether said Option is to be considered an Incentive Option or a Nonqualified Option; and (e) determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period. No director of the Company who is not also an employee of the Company or a Subsidiary shall be entitled to receive any Option under the Plan. The Committee may condition the grant of any Option on the surrender of any option under this or any other plan.

          5. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

          (a) OPTION PERIOD. Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

          (b) OPTION PRICE. The Option price per share shall be determined by the Committee at the time any Option is granted, and, in the case of Incentive Options, shall not be less than the fair market value of the Common Stock of the Company on the date the Option is granted, as determined in good faith by the Committee.

          (c) EXERCISE OF OPTION. No part of any Option may be exercised until the optionee shall have remained in the employ of the Company or of a Subsidiary for such period, if any, after the date on which the Option is granted as the Committee may specify in the Option agreement. Subject in each case to the provisions of paragraphs (a) through (c) and (e) of this paragraph 5, any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee at the time of grant; PROVIDED, HOWEVER, that no Option may be exercised in part or in full prior to the approval of the Plan by a majority vote of the shareholders of the Company as provided in Section 11 and, PROVIDED FURTHER, that no options granted to executive officers, directors and beneficial owners of ten percent or more of any class of the Company's equity securities may be exercised in part or in full prior to the later of six months from the date of grant of the Option or six months from date of approval of the Plan by the shareholders of the Company. Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may, after approval of the Plan by the shareholders of the Company as provided in Section 11, be exercised in the following circumstances (but in no event during the six month period commencing on the later of the date of grant of the Option or the date of shareholder approval of the Plan):
(a) immediately upon (but prior to the expiration of the term of the Option) the holder's retirement from the Company and all Subsidiaries on or after such person's 65th birthday, (b) subject to the provisions of Section 5(e) hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration, or (d) if, while the holder is employed by the Company or a Subsidiary, there occurs a Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a Person acquires beneficial ownership of stock of the Company that, together with stock held immediately prior to such acquisition by such Person, possesses more than 50% of the total fair market value or total voting power of the stock ("50% Ownership") of the Company, unless the additional stock is acquired by a Person possessing, immediately prior to such acquisition, beneficial ownership of 40% or more of the Common Stock; or
(iv) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clauses (i) and (ii), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a Person to another Person; and for purposes of clause (iv), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (A) to a shareholder in exchange for his stock,
(B) to an entity in which the Corporation has (directly or indirectly) 50% Ownership, or (C) to a Person that has (directly or indirectly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

          (d)  PAYMENT OF PURCHASE PRICE UPON EXERCISE.
Upon the exercise of an Option, the form of exercise notice required by the Option agreement shall be delivered with the purchase price paid (i) in cash or check payable to the order of the Company; (ii) if the Option Agreement so provides, in stock of the Company, by the Committee valued at its fair market value on the date of exercise; PROVIDED, HOWEVER, that if the Option is treated in part as an incentive stock option and in part as an Option which is not an incentive stock option, the Company shall designate the shares that are treated as purchased pursuant to the exercise of an incentive stock option by causing to be delivered a separate certificate therefor; (iii) by providing an order to a designated broker to sell part or all of the shares being purchased pursuant to exercise of the Option and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of such shares and all applicable withholding taxes; or (iv) by such other methods as the Committee may permit from time to time.

          (e) EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. (1) If an optionee dies while an employee of the Company or a Subsidiary, such person's Option may be exercised to the extent that the optionee could have done so at the date of his or her death by the person or persons to whom the optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by the optionee's executors or administrators, at any time, or from time to time, within one year after the date of the optionee's death but not later than the expiration date specified pursuant to paragraph (a) of this paragraph 5.
(2) If an optionee's employment by the Company or a Subsidiary terminates because of the optionee's permanent disability, the optionee may exercise his or her Option, to the extent that the optionee could have done so at the date of termination of employment, at any time, or from time to time, within one year of such determination but not later than the expiration date specified pursuant to paragraph (a) of this paragraph 5. (3) If an optionee's employment by the Company or a Subsidiary terminates for any reason other than death or permanent disability as aforesaid, the optionee may exercise his or her Option, to the extent that the optionee could have done so at the date of termination of employment, at any time, or from time to time, within three months of the date of termination of employment but not later than the expiration date specified pursuant to paragraph (a) of this paragraph 5. (4) Notwithstanding anything in this paragraph 5(e) to the contrary, if an optionee's employment is terminated because of the Option holder's violation of the duties of such employment by the Company or a Subsidiary as such person may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment by the Company and all Subsidiaries, and an Option holder whose employment by the Company and Subsidiaries is so terminated shall have no right after such termination to exercise any unexercised Option which such employee might have exercised prior to the termination of employment by the Company and Subsidiaries.

          (f) NONTRANSFERABILITY. No Option or any right thereunder shall be transferable or assignable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by the optionee.

          (g) DOLLAR LIMITATION. As provided by Section 422A(d) of the Code, no Incentive Option may be granted under the Plan to any employee to the extent that the aggregate fair market value (determined as of the date of grant of the Option) of the common stock of the Company or any Subsidiary for which such employee has been granted options under all incentive stock option plans of the Company and its Subsidiaries qualifying as incentive stock options under Section 422A of the Code exercisable for the first time by such optionee during any calendar year exceeds $100,000. Options with respect to which no designation is made by the Committee shall be deemed to be Incentive Options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking Options into account in the order in which they are granted.

          (h)  OTHER OPTION PROVISIONS.  Each Option
agreement shall contain such terms and provisions as the Committee may determine to be necessary or desirable.

          (i) NO RIGHTS AS A SHAREHOLDER. No optionee shall have any rights as a shareholder with respect to any shares of Common Stock subject to option prior to the date of issuance of a certificate or certificates for such shares.

          6.  ADJUSTMENTS IN EVENT OF CHANGE IN COMMON
STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be issued upon the issuance of Options and the number and kind of shares subject to Options and the purchase price per share under outstanding Option agreements shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, optionees under the Plan.

          7. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation. The Plan is intended to comply with the Rule 16b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be or have not been registered, upon exercising all or any portion of a Option, the Company may require each optionee (or any person acting under paragraph 5(e)), as a condition of such exercise, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and shall make such other representations and furnish such information deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Options may be subject to stop orders and shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

               The securities represented hereby
          have not been registered under the
          Securities Act of 1933, as amended (the
          "Act"), and may not be transferred to
          the absence of such registration or any
          opinion of counsel acceptable to the
          Company that such transfer will not
          require registration under such Act.

          8. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they affect in any way the right of the Company or any Subsidiary by which an optionee is employed to terminate such person's employment at any time.

          9. WITHHOLDING. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

          10. AMENDMENT, SUSPENSION AND DISCONTINUANCE. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares issuable under Options or change the class of persons to whom Options may be granted shall be subject to the approval of the shareholders of the Corporation within one year of such amendment.

          11. EFFECTIVE DATE AND TERM. The effective date of the Plan shall be October 23, 1991, subject to approval of the Plan by the vote of the holders of a majority of the Common Stock the not later than October 22, 1992. Options may be granted, but not exercised, prior to such shareholder approval; PROVIDED, HOWEVER, that if such shareholder approval is not obtained, any Options granted under this Plan shall be of no effect. This Plan shall terminate on and no Option shall be granted after October 22, 2001; PROVIDED, HOWEVER, that any Options previously granted may be exercised in accordance with their terms.

          12.  NAME.  The Plan shall be known as the
"Recoton Corporation 1991 Stock Option Plan."